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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 10, 2002

Monolithic System Technology, Inc.
(Exact name of registrant as specified in its charter)

000-32929 Commission File Number	DELAWARE (State or other jurisdiction of incorporation)	77-0291941 (I.R.S. Employer Identification Number)

1020 Stewart Drive
Sunnyvale, California 94085
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (408) 731-1800

Item 5. Other Events

  Agreement to Acquire Atmos Corporation

        Effective as of June 10, 2002, Monolithic System Technology, Inc. (the "Company") entered into a letter of agreement with Atmos Corporation ("Atmos") setting forth binding terms for the acquisition of 100% of the outstanding shares of Atmos capital stock by the Company. Also, on June 10, 2002, the Company loaned $500,000 to Atmos under a promissory note due on July 31, 2002. The note and certain obligations of Atmos under the letter of agreement have been collateralized by the intellectual property assets of Atmos. The acquisition has not been completed. Currently, the Company does not expect the closing to occur prior to the end of July 2002.

        In correspondence and telephone conversations occurring after June 10, 2002, Virage Logic Corporation ("Virage") has asserted that under the terms of a Share Purchase Option Agreement between Virage and Atmos, Virage has an exclusive right to negotiate an acquisition proposal with Atmos for a period of 30 business days after Virage receives notice of an acquisition proposal by a third party. Atmos has advised the Company that it does not believe that Virage has such a contractual right. In a letter dated June 17, 2002, Virage through its legal counsel, told the Company that Virage intends to sue both Atmos and the Company each for compensatory damages of US$30,000,000 and punitive damages of CAN$5,000,000 for having entered into the letter of agreement in violation of Virage's asserted rights of exclusive negotiation. The Company did not know the terms of that Share Purchase Option Agreement when the Company entered into the letter of agreement and has informed Virage that the Company considers any conflict concerning the Share Purchase Option Agreement to be a dispute entirely between Virage and Atmos for which the Company is not responsible and cannot be liable. Virage has not initiated litigation. The Company intends to vigorously defend any claims brought by Virage.

        Additional information regarding the terms of the acquisition of Atmos Corporation is set forth in the press release issued by the Company on June 12, 2002, a copy of which is attached as an exhibit.

  TSMC Warrant

        Pursuant to the terms of an Amended Common Stock Purchase Warrant for the purchase of 1,200,000 shares of the Company's common stock at $6.50 per share, Taiwan Semiconductor Manufacturing Co., Ltd. has exercised the Warrant on a "cashless," or net, basis by surrendering the Warrant for 470,346 shares of Common Stock. Resale of these shares is subject to a lock-up agreement under which TSMC has agreed not to sell or otherwise dispose of the shares for a period of 180 days after June 14, 2002. A copy of the Warrant is attached as an exhibit.

Forward Looking Statements

        The statements in this report may contain forward-looking statements about the Company including, statements regarding the Company's intended acquisition of Atmos Corporation. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors including the factors described in this report on Form 8-K and risks identified in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that the Company files from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

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Item 7. Financial Statements and Exhibits

  (a)
  Financial statements of the business acquired:

    Any required financial statements or other financial information for the business to be acquired will be filed by amendment within 60 days after the date that the acquisition of the business must be reported.

  (b)
  Pro forma financial information:

    The required pro forma financial information will be filed by amendment within 60 days after the date that the acquisition of the business must be reported.

  (c)
  Exhibits:

    99.1.    June 12, 2002 press release announcing the acquisition of ATMOS Corporation.

    99.2    Amended Common Stock Purchase Warrant, dated as of June 14, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monolithic System Technology, Inc.

By:	/s/ MARK VOLL
Name: Mark Voll
Title: Vice President and CFO

June 25, 2002

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES